Exhibit 4.3

EXECUTION COPY

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”) is entered into as of this 29th day of September, 2008 by and between ADVANCED LIFE SCIENCES HOLDINGS, INC., a Delaware corporation (the “Company”), and WYETH, a Delaware corporation  (the “Investor”).

RECITALS

WHEREAS, the Company and the Investor have entered into that certain Development and Commercialization Agreement, dated as of the date hereof, pursuant to which the Company granted the Investor the exclusive right and license to develop and commercialize cethromycin and all pharmaceutically acceptable forms thereof in the geographical territory specified therein, subject to the terms and conditions thereof (the “License Agreement”); and

WHEREAS, in connection with the execution and delivery of the License Agreement, the Company desires to sell, and the Investor agrees to purchase, shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), all subject to the terms and conditions set forth below;

NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual agreements and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investor hereby agree as follows:

ARTICLE I

PURCHASE AND SALE OF THE SHARES

1.1           Purchase and Sale.  The Company and the Investor agree that, at the Closing (as defined below), the Investor will purchase from the Company, and the Company will issue and sell to the Investor, 1,888,606 shares of the Common Stock (the “Shares”).  The purchase price payable by the Investor to the Company at the Closing shall be equal to $0.908 per Share, which represents the average of the closing prices of the Common Stock on the Nasdaq Capital Market (“Nasdaq”) over the eighteen (18) trading day period ending on the last trading day prior to the date hereof, or an aggregate of $1,714,854.25 for all the Shares (the “Purchase Price”).

1.2           Delivery of the Shares at Closing.  It is expected that the completion of the purchase and sale of the Shares (the “Closing”) shall occur on or about September 29, 2008 (the “Closing Date”), at the Chicago offices of the Company’s outside legal counsel, Winston & Strawn LLP.  At the Closing, the Company shall deliver to the Investor one or more stock certificates representing the Shares, each such certificate to be registered in the name of the Investor.

1.3           Conditions to the Company’s Obligations.  The Company’s obligation to issue the Shares to the Investor shall be subject to the following conditions, any one or more of which may be waived by the Company: (a) the License Agreement shall have become effective according to its terms; (b) receipt by the Company of a certified or official bank check or wire transfer of funds in the full amount of the Purchase Price; and (c) the accuracy in all material respects of the representations and warranties made by the Investor when made and the fulfillment in all material respects of those undertakings of the Investor to be fulfilled prior to the Closing.

1.4           Conditions to the Investor’s Obligations.  The Investor’s obligation to purchase the Shares shall be subject to the following conditions, any one or more of which may be waived by the

Investor: (a) the License Agreement shall have become effective according to its terms; (b) the representations and warranties of the Company set forth herein shall be true and correct as of the Closing Date (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true and correct as of such date) in all material respects (except for representations that are qualified by materiality, which shall be true and correct in all respects) and the fulfillment of those undertakings of the Company in this Agreement to be fulfilled on or prior to the Closing Date; and (c) the Investor shall have received a legal opinion from the Company’s outside legal counsel, Winston & Strawn LLP, as to the matters set forth on Exhibit A attached hereto.

ARTICLE II

REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY

The Company hereby represents and warrants to, and covenants with, the Investor, as follows:

2.1             Organization.  The Company is duly organized and validly existing in good standing under the laws of the State of Delaware.  The Company has full power and authority to own or lease its properties and to conduct its business as presently conducted and as described in the documents filed by the Company under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”) and the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”) since the end of its most recently completed fiscal year through the date hereof (collectively, the “SEC Documents”) and is registered or qualified to do business and in good standing in each jurisdiction in which the nature of the business conducted by it or the location of the properties owned or leased by it requires such qualification and where the failure to be so qualified would have a material adverse effect upon the condition (financial or otherwise), operations (including results thereof), business or properties of the Company or on the transactions contemplated by this Agreement (a “Material Adverse Effect”), and no proceeding has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.  Other than Advanced Life Sciences, Inc., the Company has no subsidiaries (as defined in Rule 405 of the Securities Act).

2.2             Due Authorization and Valid Issuance.  The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement, and this Agreement has been duly authorized and validly executed and delivered by the Company and constitutes the legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as rights to indemnity and contribution may be limited by state or federal securities laws or the public policy underlying such laws, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).  The Shares, when issued pursuant to this Agreement, upon receipt of the agreed consideration therefor, will be duly authorized, validly issued, fully-paid and nonassessable.

2.3             Non-Contravention.  The execution and delivery of this Agreement, the issuance and sale of the Shares under this Agreement, the fulfillment of the terms of this Agreement and the consummation of the transactions contemplated hereby will not (A) conflict with or constitute a violation of, or default (with the passage of time or otherwise) under, (i) any bond, debenture, note or other evidence of indebtedness, lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which the Company is a party or by which it or its properties are bound, (ii) the charter, by-laws or other organizational documents of the Company, or (iii) any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to the Company or its properties, except in the case of clauses (i) and (iii) for any such conflicts, violations or defaults that are not reasonably likely to have a Material Adverse Effect or (B) result in the creation or imposition of any lien, encumbrance, claim, security interest or restriction whatsoever upon any of the properties or assets of the Company or an acceleration of indebtedness pursuant to any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or any indenture, mortgage, deed of trust or any other agreement or instrument to which the Company is a party or by which it is bound or to which any of the material property or assets of the Company is subject, except for such liens, encumbrances, claims, security interests or restrictions upon any of the properties or assets of the Company or accelerations of indebtedness that are not reasonably likely to have a Material Adverse Effect.  No consent, approval, authorization or other order of, or registration, qualification or filing with, any regulatory body, administrative agency, or other governmental body or any other person is required for the execution and delivery of this Agreement or the valid issuance and sale of the Shares, other than such as have been made or obtained, and except for any post-closing securities filings or notifications required to be made under federal or state securities laws.

2.4             Capitalization.  The capitalization of the Company as of June 30, 2008 is as set forth in the most recent applicable SEC Documents, increased as set forth in the next sentence.  The Company has not issued any capital stock since that date other than pursuant to (i) employee benefit plans disclosed in the SEC Documents, (ii) outstanding warrants, options or other securities disclosed in the SEC Documents and (iii) that certain Standby Equity Distribution Agreement (the “SEDA”) between the Company and YA Global Investments, L.P. dated on or about the date hereof, pursuant to which the Company has issued or will issue a number of shares equal to less than 1.0% of its outstanding Common Stock.  The outstanding shares of capital stock of the Company have been duly and validly issued and are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and were not issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.  Except (i) as set forth in the SEC Documents, (ii) for options issued to officers, directors and employees of the Company under its employee benefit plans and (iii) for warrants issued to Leaders Bank entitling Leaders Bank to purchase a number of shares of Common Stock not to exceed 100,000 shares and (iv) as provided in the SEDA, there are no outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any unissued shares of capital stock or other equity interest in the Company, or any contract, commitment, agreement, understanding or arrangement of any kind to which the Company is a party or of which the Company has knowledge and relating to the issuance or sale of any capital stock of the Company, any such convertible or exchangeable securities or any such rights, warrants or options.  Without limiting the foregoing, no preemptive right, co-sale right, right of first refusal or other similar right exists with respect to the Shares or the issuance and sale thereof.  No further approval or authorization of any stockholder or the Board of Directors of the Company or others is required for the issuance and sale of the Shares.  Except as disclosed in the SEC Documents, there are no stockholders agreements, voting agreements or other similar agreements with respect to the capital stock of the Company to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders. The issuance and sale of the Shares will not result in a right of any current holder of Company securities to adjust the exercise, conversion, exchange or reset price under any securities of the Company.

2.5             Legal Proceedings; Disagreements with Advisors.  There is no material legal or governmental investigation, action, suit or proceeding pending or, to the knowledge of the Company, threatened to which the Company is or may be a party or of which the business or property of the Company is or could reasonably be expected to be subject that is not disclosed in the SEC Documents.  There are no material disagreements presently existing, or reasonably anticipated by the Company to arise, between the accountants formerly or presently employed by the Company.

2.6             No Violations.  The Company is not (i) in violation of its charter, bylaws or any other organizational documents; (ii) in violation of any federal, state or local law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to the Company, which violation, individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect; or (iii) in default (and there exists no condition which, with the passage of time or otherwise, would constitute a default) in the performance of any bond, debenture, note or any other evidence of indebtedness, any indenture, mortgage or deed of trust or any other agreement or instrument to which the Company is a party or by which the Company is bound or by which the properties of the Company are bound, which would be reasonably likely to have a Material Adverse Effect.

2.7             Governmental Permits, Etc.  With the exception of the matters which are dealt with separately in Sections 2.1 and 2.11, the Company has all necessary permits, franchises, licenses, certificates and other authorizations from any foreign, federal, state or local government or governmental agency, department, or body that are currently necessary for the operation of the business of the Company as currently conducted and as described in the SEC Documents, except where the failure to currently possess any such permit, franchise, license, certificate or other authorization would not be reasonably expected to have a Material Adverse Effect.

2.8             Intellectual Property.  Except as specifically disclosed in the SEC Documents (i)  the Company owns or possesses sufficient rights to use all patents, patent rights, trademarks, copyrights, licenses, inventions, trade secrets, trade names and know-how (including trade secrets and other unpatented and/or unpatentable property or confidential information, systems, processes, methods or procedures) (collectively, “Intellectual Property”) that are necessary for the conduct of its business as now conducted or as described in the SEC Documents except where the failure to currently own or possess would not reasonably be expected to have a Material Adverse Effect, (ii) the Company is not infringing, and has not received any notice of, and has no knowledge of, any asserted infringement by the Company of, any rights of a third party with respect to any Intellectual Property that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect and (iii) the Company has not received any notice of, and has no knowledge of, infringement by a third party with respect to any Intellectual Property rights of the Company that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.  Further, except as described in the SEC Documents or exhibits thereto, or as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, no third party, including any academic or governmental organization, possesses rights to any Intellectual Property which, if exercised, could enable such third party to develop products competitive with the business of the Company as currently being conducted.

2.9             Financial Statements; Obligations to Related Parties.  (a) The financial statements of the Company and the related notes contained in the SEC Documents present fairly, in accordance with generally accepted accounting principles (“GAAP”), the financial position of the Company as of the dates indicated therein, and the results of its operations and cash flows for the periods specified therein consistent with the books and records of the Company except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which are not expected to be material in amount.  Such financial statements (including the related notes) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods therein specified, except as may be disclosed in the notes to such financial statements, or in the case of unaudited statements, as may be permitted by the Securities and Exchange Commission (the “SEC”) on Form 10-Q under the Exchange Act and except as disclosed in the SEC Documents.  The other financial information contained in the SEC Documents has been prepared on a basis consistent with the financial statements of the Company.  As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and published rules and regulations of the SEC with respect thereto.

(b)           Except as set forth in any SEC Documents, there are no obligations of the Company to officers, directors, stockholders or employees of the Company other than (i) for payment of salary for services rendered and for bonus payments made in the ordinary course of business consistent with past practice; (ii) reimbursements for reasonable expenses incurred on behalf of the Company; (iii) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by the Board of Directors and stockholders of the Company); and (iv) obligations listed in the Company’s financial statements contained in the SEC Documents.

2.10           No Material Adverse Change.  Since June 30, 2008, there has not been (i) any material adverse change in the financial condition or earnings of the Company, (ii) any material adverse event affecting the Company, (iii) any obligation, direct or contingent, that is material to the Company, incurred by the Company, except for (A) an increase to the Company’s loan facility with Leaders Bank in the amount of $5 million, effective on or about the date hereof, (B) the Company’s obligations pursuant to that certain Fifth Amendment to License Agreement with Abbott Laboratories, effective on or about the date hereof and (C) obligations incurred in the ordinary course of business consistent with past practice, (iv) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or (v) any loss or damage (whether or not insured) to the physical property of the Company which has been sustained, which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

2.11           Nasdaq Compliance.  The Company’s Common Stock is registered pursuant to Section 12(g) of the Exchange Act and is listed on Nasdaq, and the Company has taken no action designed to, or that would reasonably be expected to, have the effect of, terminating the registration of the Common Stock under the Exchange Act or de-listing the Common Stock from Nasdaq, nor has the Company received any notification that the SEC or Nasdaq is contemplating terminating such registration or listing.

2.12           Reporting Status.  The Company has filed in a timely manner all documents that the Company was required to file under the Exchange Act and the Securities Act during the preceding twelve months.  All such documents complied in all material respects with the SEC’s requirements as of their respective filing dates, and the information contained therein as of the date thereof did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading.

2.13           Company not an “Investment Company”.  The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the “Investment Company Act”).  The Company is not, and immediately after the purchase and sale of the Shares will not be, an “investment company” or, to the knowledge of the Company, an entity “controlled” by an “investment company” within the meaning of the Investment Company Act and shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

2.14           Foreign Corrupt Practices.  Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law; (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (v) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

2.15         Accountants.  Deloitte & Touche LLP, who have audited certain financial statements included in the SEC Documents, is an independent registered public accounting firm as required by the Securities Act, the rules and regulations promulgated thereunder and the Public Company Accounting Oversight Board.  Except as pre-approved in accordance with the requirements set forth in Section 10A of the Exchange Act, Deloitte & Touche LLP has not been engaged by the Company to perform any “prohibited activities” (as defined in Section 10A of the Exchange Act).

2.16           Contracts.  The contracts described in and/or filed as exhibits to the SEC Documents that are material to the Company are in full force and effect, and neither the Company nor, to the Company’s knowledge, any other party to such contracts is in breach of or default, or received a notice of termination, under any of such contracts which would reasonably be expected to have a Material Adverse Effect.  The Company has filed with the SEC all contracts and agreements required to be filed by the Exchange Act and the Securities Act.

2.17           Taxes.  The Company has filed (or has obtained from the applicable tax authority an extension of time within which to file) all necessary federal, state and foreign income and franchise tax returns and has paid all taxes shown as due on such tax returns, except where the failure to so file or the failure to so pay would not reasonably be expected to have a Material Adverse Effect.  The Company is not aware of any tax deficiency that has been or might be asserted or threatened against it that would reasonably be expected to have a Material Adverse Effect.

2.18           Private Offering.  The offer and sale of the Shares are exempt from registration under the Securities Act.  The Company has not in the past nor will it hereafter take any action to sell, offer for sale or solicit offers to buy any securities of the Company which would bring the offer, issuance or sale of the Shares as contemplated by this Agreement within the provisions of Section 5 of the Securities Act, unless such offer, issuance or sale was or shall be within the exemptions of Section 4 of the Securities Act.

2.19           Disclosure Controls and Procedures.  The Company is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it as of the Closing Date.  The Company maintains a system of internal control over financial reporting (as such term is defined in the Exchange Act) sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  The Company’s certifying officers are responsible for establishing and maintaining disclosure controls and procedures (as defined in the Exchange Act) for the Company and they have (a) designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under their supervision, to ensure that material information relating to the Company is made known to the certifying officers by others within the Company, particularly during the periods in which the Company’s filings under the Exchange Act have been prepared; and (b) evaluated the effectiveness of the Company’s disclosure controls and procedures and presented in the Company’s filings under the Exchange Act their conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the periods covered by such filings under the Exchange Act based on such evaluation.  In addition, since the last evaluation date referred to in (b) above, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting (as such term is defined in the Exchange Act) or, to the Company’s knowledge, in other factors that could significantly affect the Company’s internal control over financial reporting.

2.20           Transactions With Affiliates.  There are no business relationships or related-party transactions involving the Company or any other person required to be described in the SEC Documents that have not been described as required.

2.21           Company Acknowledgement of Investor Representation.  The Company acknowledges and agrees that the Investor does not make or has not made any representations or warranties with respect to the purchase and sale of the Shares other than those specifically set forth in Article III.

2.22           Regulatory Matters.  The Company does not have knowledge of any actual or threatened enforcement action by the United States Food and Drug Administration (“FDA”) or any other governmental authority which has jurisdiction over the operations of the Company, and has not received notice of any pending or threatened claim by the FDA or any other governmental authority which has jurisdiction over the operations of the Company, against the Company or any of its subsidiaries, and the Company has no knowledge or reason to believe that any governmental authority is considering such action.  All permits, licenses and other material reports, documents, claims and notices required to be filed, maintained or furnished to the FDA or any governmental authority by the Company have been so filed, maintained or furnished and were complete and correct in all material respects on the date filed (or were corrected in or supplemented by a subsequent filing) such that no liability exists with respect to the completeness or accuracy of any such filing.  All studies, tests and preclinical and clinical trials conducted by, or on behalf of, the Company have been conducted in material compliance with experimental protocols, procedures and controls pursuant to accepted professional scientific standards and applicable local, state and federal laws, rules, regulations and guidances, including, but not limited to the applicable requirements of Good Laboratory Practices or Good Clinical Practices, as applicable.  To the knowledge of the Company, there are no studies, tests or trials the results of which call into question the clinical results described or referred to in the SEC Documents.  The Company has not received any notices, correspondence or other communication from the FDA or any other governmental authority requiring the termination, suspension or material modification of any ongoing or planned clinical trials conducted by, or on behalf of, the Company, or in which the Company has participated, and the Company has no knowledge or reason to believe that the FDA or any other governmental authority is considering such action.  Neither the Company nor, to the knowledge of the Company, any officer, employee or agent of the Company has been convicted of any crime or engaged in any conduct that would reasonably be expected to result in debarment under 21 U.S.C. Section 335a or any similar law or regulation.

2.23           Insurance.  The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as prudent and customary for similarly situated companies in the businesses in which the Company and its subsidiaries are engaged.  The Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

2.24           Off-Balance Sheet Arrangements.  There is no transaction, arrangement or other relationship between the Company, on the one hand, and an unconsolidated or other off-balance sheet entity, on the other hand, that may create contingencies or liabilities for the Company.

2.25           No Manipulation of Stock.  The Company has not taken and will not, in violation of applicable law, take any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of any of the Shares.

2.26           Disclosure.  The representations and warranties of the Company contained in this Article II, as of the date hereof and as of the Closing Date, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

ARTICLE III

REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE INVESTOR

3.1             The Investor represents and warrants to, and covenants with, the Company that: (i) the Investor is an “accredited investor” as defined in Regulation D under the Securities Act and the Investor is also knowledgeable, sophisticated and experienced in making decisions with respect to investments in securities presenting an investment decision like that involved in the purchase of the Shares, and has requested, received, reviewed and considered all information it deemed relevant in making an informed decision to purchase the Shares; (ii) the Investor is acquiring the Shares in the ordinary course of its business and for its own account for investment only and with no present intention of distributing any of the Shares or any arrangement or understanding with any other persons regarding the distribution of the Shares; and (iii) the Investor will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares except in compliance with the Securities Act, applicable state securities laws and the respective rules and regulations promulgated thereunder.

3.2             The Investor understands that the Shares that it is acquiring are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired in a transaction not involving a public offering, and that under such laws and applicable regulations such Shares may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, the Investor represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.  The Investor hereby covenants with the Company not to make any sale of the Shares without complying with the provisions of this Agreement.

3.3             The Investor further represents and warrants to, and covenants with, the Company that (i) the Investor has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement, and (ii) this Agreement constitutes a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally, except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as the indemnification agreements of the Investor herein may be legally unenforceable.

3.4             The Investor understands that nothing in the SEC Documents, this Agreement or any other materials presented to the Investor in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice.  The Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares.

ARTICLE IV

SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS

4.1             Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and the Investor herein shall survive the execution of this Agreement and the delivery to the Investor of the Shares being purchased; provided that the representations and warranties contained herein shall expire on the one-year anniversary of the Closing Date.

ARTICLE V

LEGEND; RESTRICTIONS ON TRANSFER

5.1           The certificates for the Shares (and any securities issued in respect of or exchange for the Shares) shall be subject to a legend or legends restricting transfer under the Securities Act and referring to restrictions on transfer herein, such legend to be substantially as follows:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE “SECURITIES”) HAVE BEEN ISSUED AND SOLD IN RELIANCE UPON EXEMPTIONS FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), AND APPROPRIATE EXEMPTIONS FROM REGISTRATION UNDER THE SECURITIES LAWS OF OTHER APPLICABLE JURISDICTIONS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD OR TRANSFERRED OTHER THAN PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE 1933 ACT AND THE APPLICABLE SECURITIES LAWS OF ANY OTHER JURISDICTION.  THE ISSUER SHALL BE ENTITLED TO REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT WITH RESPECT TO COMPLIANCE OF THE PROPOSED SALE OR TRANSFER WITH THE REGISTRATION REQUIREMENTS OF THE 1933 ACT OR EXEMPTION THEREFROM.

ARTICLE VI

REGISTRATION OF THE SHARES; COMPLIANCE WITH THE SECURITIES ACT

6.1           Piggyback Registration Rights.  The Company shall notify the Investor in writing at least twenty (20) days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to employee benefit plans or with respect to corporate reorganizations or other transactions under Rule 145 of the Securities Act) (each, a “Registration Statement”) and will afford the Investor or its permitted assignees an opportunity to include in such Registration Statement all or part of the Shares (“Registrable Securities”) held by such holder (each, a “Holder”).  Each Holder desiring to include in any such Registration Statement all or any part of the Registrable Securities held by it shall, within twenty (20) days after the above-described notice from the Company, so notify the Company in writing.  Such notice shall state the intended method of disposition of the Registrable Securities by such Holder.  The Company shall use its best efforts to cause all Registrable Securities which the Company has been requested by Holders to register to be registered under the Securities Act to the extent necessary to permit their sale in accordance with the intended method of distribution.  If a Holder decides not to include all of its Registrable Securities in any Registration Statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent Registration Statement or Registration Statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

If a Registration Statement under which the Company gives notice under this Section 6.1 is for an underwritten offering, the Company shall so advise the Holders.  In such event, the right of any such Holder to be included in a registration pursuant to this Section 6.1 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein.  All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company.

Notwithstanding any other provision of the Agreement, in connection with a registration statement that involves the primary offer and sale of securities by the Company for cash, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to the Company and second, to all selling securityholders proposing to participate in the offering through the exercise of registration rights (the “Participating Sellers”) on a pro rata basis based on the total number of shares subject to registration rights held by such Participating Sellers.  No such reduction shall reduce the securities being offered by the Company for its own account to be included in the registration and underwriting.  In no event will shares of any other selling stockholder be included in such registration that would reduce the number of shares that may be included by the Participating Sellers without the written consent of Participating Sellers holding not less than a majority of the shares subject to registration rights proposed to be sold in the offering.

6.2           Registration Procedures and Other Matters.  In connection with any Registration Statement under which Registrable Securities are included pursuant to Section 6.1, the Company shall:

                (a)           use its best efforts to prepare and file with the SEC such amendments and supplements to the Registration Statement in compliance with applicable laws, and the prospectus used in connection therewith (the “Prospectus”), as may be necessary to keep the Registration Statement current, effective and free from any material misstatement or omission to state a material fact for a period not exceeding (i) the second anniversary of the date of filing of the Registration Statement, or (ii) such time as all of the Registrable Securities have been sold;

                (b)           furnish to each Holder participating in such registration (each, a “Participating Holder”) such number of copies of the Registration Statement, Prospectus and preliminary Prospectus in conformity with the requirements of the Securities Act and such other documents as the Holder may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Registrable Securities by the Holder;

                (c)           file documents required of the Company for blue sky clearance in states specified in writing by the Participating Holders and use its commercially reasonable efforts to maintain such blue sky qualifications during the period the Company is required to maintain the effectiveness of the Registration Statement pursuant to Section 6.2(a); provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented;

                (d)           bear all expenses in connection with this Section 6.2 and the registration of the Registrable Securities pursuant to the Registration Statement (other than underwriting discounts or commissions, brokers’ fees and similar selling expenses and any other fees or expenses incurred by a Holder, including attorneys’ fees);

                (e)           advise the Participating Holders, promptly after the Company shall receive notice or obtain knowledge of the issuance of any stop order by the SEC delaying or suspending the effectiveness of the Registration Statement or of the initiation or threat of any proceeding for that purpose; and the Company shall promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal as promptly as possible if such stop order should be issued; and

                (f)            within one (1) business day following the effectiveness date of the Registration Statement, give notice to the Participating Holders of such effectiveness and, within two (2) business days following such effectiveness, use its commercially reasonable efforts to cause its counsel to issue an appropriate opinion or opinions to the transfer agent substantially to the effect that the Registrable

Securities included under the Registration Statement are subject to an effective registration statement and can be reissued free of restrictive legend in accordance with provisions of Section 6.7.

6.3           Transfer of the Shares after Registration; Suspension.

                (a)           Except in the event that paragraph (b) below applies, the Company shall (i) if deemed necessary by the Company, prepare and file from time to time with the SEC a post-effective amendment to the applicable Registration Statement or a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that such Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and so that, as thereafter delivered to purchasers of the Registrable Securities being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; (ii) provide each Participating Holder with copies of any documents filed pursuant to Section 6.3(a)(i) as it reasonably requests; and (iii) inform each Participating Holder that the Company has complied with its obligations in Section 6.3(a)(i) (or that, if the Company has filed a post-effective amendment to the Registration Statement which has not yet been declared effective, the Company shall notify each Participating Holder to that effect, use its best efforts to secure the effectiveness of such post-effective amendment as promptly as reasonably possible and promptly notify each Participating Holder when the amendment has become effective).

                (b)           Subject to paragraph (c) below, in the event (i) of any request by the SEC or any other federal or state governmental authority during the period of effectiveness of the applicable Registration Statement for amendments or supplements to such Registration Statement or related Prospectus or for additional information, (ii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose or (iv) of any event or circumstance which, upon the good faith judgment of the Company’s Board of Directors based on the advice of its counsel, necessitates the making of any changes in a Registration Statement or Prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of such Registration Statement, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company shall deliver a certificate in writing to each Participating Holder (the “Suspension Notice”) to the effect of the foregoing and, upon receipt of such Suspension Notice, each Participating Holder shall refrain from selling any of the Registrable Securities pursuant to the Registration Statement (a “Suspension”) until a supplemented or amended Prospectus is prepared and filed by the Company, or until it is advised in writing by the Company that the current Prospectus may be used.  In the event of any Suspension, the Company shall use its best efforts to cause the use of the Prospectus so suspended to be resumed as soon as reasonably practicable after the delivery of a Suspension Notice to each Participating Holder.

                (c)           Notwithstanding the foregoing paragraphs of this Section 6.3, a Participating Holder shall not be prohibited from selling any of the Registrable Securities under the applicable Registration Statement as a result of Suspensions on more than two (2) occasions of not more than thirty (30) days each in any twelve (12) month period, unless, in the good faith judgment of the Company’s Board of Directors based on the advice of its counsel, the sale of the Registrable Securities under such Registration Statement in reliance on this Section 6.3(c) would be reasonably likely to cause a violation of the Securities Act or the Exchange Act and result in liability to the Company.

                (d)           Provided that a Suspension is not then in effect, a Participating Holder may sell any of the Registrable Securities under the applicable Registration Statement.  Upon receipt of a request therefor, the Company has agreed to provide an adequate number of current Prospectuses to the Participating Holders and to supply copies to any other parties requiring such Prospectuses pursuant to the Securities Act.

6.4           Indemnification.

                (a)           For the purpose of this Section 6.4:

                                (i)            the term “Selling Stockholder” means the Investor and any affiliate of the Investor;

                                (ii)           the term “Registration Statement” shall include the Prospectus in the form first filed with the SEC pursuant to Rule 424(b) of the Securities Act or filed as part of the applicable Registration Statement at the time of effectiveness if no Rule 424(b) filing is required, and any exhibit, supplement or amendment included in or relating to such Registration Statement referred to in Section 6.1; and

                                (iii)          the term “untrue statement” for purposes of Section 6.4(e) hereof shall include any untrue statement or alleged untrue statement, or any omission or alleged omission to state in the Registration Statement a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                (b)           The Company agrees to indemnify and hold harmless each Selling Stockholder from and against any losses, claims, damages or liabilities to which such Selling Stockholder may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any breach of any of the representations or warranties of the Company contained herein or failure to comply with any of the covenants and agreements of the Company contained herein, (ii) any untrue statement of a material fact contained in the applicable Registration Statement as amended at the time of effectiveness or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any failure by the Company to fulfill any undertaking included in such Registration Statement as amended at the time of effectiveness, and the Company will reimburse such Selling Stockholder for any reasonable legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim, or preparing to defend any such action, proceeding or claim; provided, however, that the Company shall not be liable to a Selling Stockholder to the extent that such loss, claim, damage or liability arises out of, or is based upon, an untrue statement made in such Registration Statement or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Selling Stockholder specifically for use in preparation of such Registration Statement, or the failure of such Selling Stockholder to comply with its covenants and agreements contained in Section 6.3 hereof respecting sale of the Registrable Securities or any statement or omission in any Prospectus that is corrected in any subsequent Prospectus that was delivered to the Selling Stockholder prior to the pertinent sale or sales by the Selling Stockholder.  The Company shall reimburse each Selling Stockholder for the amounts provided for herein on demand as such expenses are incurred as reasonably documented by the Selling Stockholder.

                (c)           The Investor agrees to indemnify and hold harmless the Company (and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, each officer of the Company who signs the applicable Registration Statement and each director of the Company) from and against any losses, claims, damages or liabilities to which the Company (or any such officer, director or controlling person) may become subject (under the Securities Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, (i) any failure by the Investor to comply with the covenants and agreements contained in Section 6.3 hereof respecting sale of the Registrable Securities or (ii) any untrue statement of a material fact contained in such Registration Statement or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading if such untrue statement or omission was made in reliance upon and in conformity with written information furnished by or on behalf of the Investor specifically for use in preparation of such Registration Statement, and the Investor will reimburse the Company (or such officer, director or controlling person, as the case may be) for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that the Investor’s obligation to indemnify the Company shall be limited to the net amount received by the Investor from the sale of Registrable Securities by the Investor pursuant to such Registration Statement.

                (d)           Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 6.4, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, but the omission to so notify the indemnifying person will not relieve it from any liability which it may have to any indemnified person under this Section 6.4 (except to the extent that such omission materially and adversely affects the indemnifying person’s ability to defend such action) or from any liability otherwise than under this Section 6.4.  Subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person, the indemnifying person shall be entitled to participate therein, and, to the extent that it shall elect by written notice delivered to the indemnified person promptly after receiving the aforesaid notice from such indemnified person, shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person.  After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof; provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate, in the opinion of counsel to the indemnified person, for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person; provided, however, that no indemnifying person shall be responsible for the fees and expenses of more than one separate counsel (together with appropriate local counsel) for all indemnified parties hereunder.  In no event shall any indemnifying person be liable in respect of any amounts paid in settlement of any action unless the indemnifying person shall have approved the terms of such settlement; provided that such consent shall not be unreasonably withheld.  No indemnifying person shall, without the prior written consent of the indemnified person, effect any settlement of any pending or threatened proceeding in respect of which any indemnified person is or could have been a party and indemnification could have been sought hereunder by such indemnified person, unless such settlement includes an unconditional release of such indemnified person from all liability on claims that are the subject matter of such proceeding.

                (e)           If the indemnification provided for in this Section 6.4 is unavailable to or insufficient to hold harmless an indemnified person under subsection (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying person shall contribute to the amount paid or payable by such indemnified person as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Investor, as well as any other Selling Stockholders under the applicable Registration Statement, on the other in connection with the statements or omissions or other matters which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative fault shall be determined by reference to, among other things, in the case of an untrue statement, whether the untrue statement relates to information supplied by the Company on the one hand or the Investor or other Selling Stockholder on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement.  The Company and the Investor agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if the Investor and other Selling Stockholders were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to above in this subsection (e).  The amount paid or payable by an indemnified person as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified person in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this subsection (e), the Investor shall not be required to contribute any amount in excess of the amount by which the net amount received by the Investor from the sale of Registrable Securities to which such loss relates exceeds the amount of any damages which the Investor has otherwise been required to pay by reason of such untrue statement.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Investor’s obligations in this subsection (e) to contribute shall be in proportion to its sale of the Registrable Securities to which such loss relates and shall not be joint with any other Selling Stockholders.

                (f)            The parties to the Agreement hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions hereof including, without limitation, the provisions of this Section 6.4, and are fully informed regarding said provisions.  They further acknowledge that the provisions of this Section 6.4 fairly allocate the risks in light of the ability of the parties to investigate the Company and its business in order to assure that adequate disclosure is made in the applicable Registration Statement as required by the Securities Act and the Exchange Act.  The parties are advised that federal or state public policy as interpreted by the courts in certain jurisdictions may be contrary to certain of the provisions of this Section 6.4, and the parties hereto hereby expressly waive and relinquish any right or ability to assert such public policy as a defense to a claim under this Section 6.4 and further agree not to attempt to assert any such defense.

6.5           Termination of Conditions and Obligations.  The conditions precedent imposed by Section 3 or this Section 6 upon the transferability of the Shares shall cease and terminate as to any particular number of the Shares when such Shares shall have been effectively registered under the Securities Act and sold or otherwise disposed of in accordance with a Registration Statement covering such Shares or at such time as an opinion of counsel reasonably satisfactory to the Company shall have been rendered to the effect that such conditions are not necessary in order to comply with the Securities Act.

6.6           Information Available.  So long as the applicable Registration Statement is effective covering the resale of any of the Shares owned by the Investor, the Company shall furnish to the Investor:

                (a)           as soon as practicable after it is available, one copy of (i) its Annual Report to Stockholders (which Annual Report shall contain financial statements audited in accordance with GAAP by a national firm of certified public accountants), (ii) its Annual Report on Form 10-K and (iii) its Quarterly Reports on Form 10-Q (the foregoing, in each case, excluding exhibits);

                (b)           upon the reasonable request of the Investor, all exhibits excluded by the parenthetical to subsection (a) of this Section 6.6 as filed with the SEC and all other information that is made available to stockholders; and

                (c)           upon the reasonable request of the Investor, an adequate number of copies of the Prospectuses to supply to any other party requiring such Prospectuses.

6.7           Restrictions on Transfer.  The Investor expressly agrees that any sale by such Investor of any Shares pursuant to the applicable Registration Statement shall be sold in a manner described under the caption “Plan of Distribution” in such Registration Statement.  The Investor further agrees that such Shares shall only be sold while such Registration Statement is effective, unless exemption from registration is available.  On the basis of compliance by the Investor with the foregoing covenants, upon effectiveness of such Registration Statement, the Company shall as soon as practicable (but not later than three (3) business days after surrender of the legended certificates to the Company) cause certificates evidencing such Shares previously issued to be replaced with certificates which do not bear the restrictive legends specified above in Section 5.1.  The Investor acknowledges that the removal of the restrictive legends from certificates representing such Shares as provided in this Section 6.7 is predicated upon the Company’s reliance on the Investor’s compliance with its covenants in this Section 6.7.  In addition, upon request by the Investor at least six (6) months after the Closing Date, the Company shall as soon as practicable (but not later than three (3) business days after surrender of the legended certificates to the Company) cause certificates evidencing any Shares previously issued to be replaced with certificates which do not bear the restrictive legends specified above in Section 5.1, subject to compliance with Rule 144 under the Securities Act.

ARTICLE VII

MISCELLANEOUS

7.1           Notices.  All notices, requests, consents and other communications hereunder shall be in writing and shall be delivered and addressed as set forth in the License Agreement.

7.2           Changes.  This Agreement may be modified, amended or waived only pursuant to a written instrument signed by the Company and the Investor.

7.3           Headings.  The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

7.4           Severability.  In case any provision contained in this Agreement should be held by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

7.5           Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the principles of conflicts of law.

7.6           Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other party.

7.7           Entire Agreement.  This Agreement constitutes the entire agreement between the parties hereto with respect to the purchase and sale of the Shares, and supersedes any prior understandings or agreements concerning the purchase and sale of the Shares.

7.8           Rule 144.  For three years from the Closing Date, the Company covenants that it will timely file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the request of the Investor for so long as the Investor holds any of the Shares purchased hereunder, make publicly available such information as necessary to permit sales pursuant to Rule 144 under the Securities Act), and it will take such further action as the Investor may reasonably request, all to the extent required from time to time to enable the Investor to sell such Shares without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC.  Upon the request of the Investor, the Company will deliver a written statement as to whether it has complied with such information and requirements.

7.9           No Third-Party Beneficiaries.  Except as may otherwise be expressly set forth herein, this Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

7.10         Expenses.  The parties shall pay their own legal and other expenses in connection with the preparation, negotiation and execution of this Agreement and the consummation of the transactions contemplated herein.

7.11         Assignment.  Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors and permitted assigns of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of Registrable Securities from time to time; provided, however, that prior to the receipt by the Company of adequate written notice of the transfer of any Registrable Securities specifying the full name and address of the transferee and providing the transferee’s agreement to be bound by the terms and conditions of this Agreement, the Company may deem and treat the person listed as the holder of such shares in its records as the absolute owner and holder of such shares for all purposes.  Neither party may assign its rights or delegate its duties under this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, that following the Closing Date, (i) the Investor may assign all of its rights and delegate all of its duties under this Agreement without the Company’s consent to an Affiliate (as defined in the License Agreement) or to a successor to all or substantially all of the business to which the License Agreement relates, whether by merger, sale of stock, sale of assets or other transaction, (ii) the Company may assign all of its rights and delegate all of its duties under this Agreement without the Investor’s consent to its successor, whether by merger, sale of stock, sale of assets or other transaction and (iii) subject to the foregoing notice provisions, each person who shall be a holder of Registrable Securities from time to time shall be assigned the rights, and delegated the duties, applicable to such Registrable Securities.  The name of a party appearing herein shall be deemed to include the names of such party’s successors and permitted assigns to the extent necessary to carry out the intent of this Agreement.  Notwithstanding any other provision of this Agreement, the rights to cause the Company to register Registrable Securities granted to a Holder by the Company under Article VI may be transferred or assigned by a Holder only to a transferee or assignee acquiring at least 200,000 shares of Registrable Securities (as presently constituted and subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits and the like).

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Stock Purchase Agreement as of the date first written above.

ADVANCED LIFE SCIENCES HOLDINGS, INC.

By:	/s/ Michael T. Flavin
Name: Michael T. Flavin, Ph.D
Title: Chief Executive Officer

WYETH

By:	/s/ Thomas Hofstaetter
Name: Thomas Hofstaetter
Title: Senior VP, Corporate Business Development

Signature Page Stock Stock Purchase Agreement

EXHIBIT A

Matters to be Covered by Legal Opinion

1.             The Company is a corporation validly existing under Delaware law and in good standing with the Secretary of the State of Delaware and has the corporate power to execute and deliver the Agreement and to perform its obligations thereunder.

2.             The Company has duly authorized, executed and delivered the Agreement, and the Agreement constitutes the Company’s valid and binding agreement enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally or by general equitable principles.

3.             No consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body is required in connection with the execution, delivery and performance of the Agreement by the Company or in connection with the taking by the Company of any action contemplated thereby, other than as indicated in the Agreement or such as have been obtained and made and such as may be required under federal and state securities laws.

4.             The execution, delivery and performance of the Agreement by the Company, and the consummation by the Company of the transactions contemplated therein, do not and will not (a) violate the certificate of incorporation or byaws of the Company, (b) materially violate any judgment, ruling, decree or order known to such counsel, (c) materially violate any statute or regulation applicable to the business or properties of the Company or (d) result in a material breach or violation of any of the terms or provisions of, or constitute a default or result in the acceleration of any obligation under, any material contract to which the Company is a party or bound.

5.             The Shares delivered on the date hereof have been duly authorized and, upon receipt of the agreed upon consideration therefor, will be validly issued, fully paid and non-assessable shares of the Company, free of any preemptive rights.